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                                                            EXHIBIT 99.(A)(1)(F)


                               FORM OF ELECTRONIC
                               CONFIRMATION NOTICE


Your STOCK OPTION EXCHANGE ELECTION FORM has been successfully submitted to our Stock Plan Analyst, David Wight. Please save a copy for your records.

If you have questions regarding the Stock Option Exchange Election Form, contact David Wight, via email at DWIGHT@MACROVISION.COM or at (408) 562-8457.




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